EXHIBIT 99

For Immediate Release


                        PNV FILES VOLUNTARY PETITION FOR
                            BANKRUPTCY REORGANIZATION

        COMPANY TO CONTINUE TO PROVIDE UNINTERRUPTED SERVICE TO CUSTOMERS

CORAL SPRINGS, FL DECEMBER 20, 2000 - PNV (NASDAQ: PNVN) today announced that the company has filed a voluntary petition with the U.S. Bankruptcy Court for the District of Florida under Chapter 11 of the U. S. Bankruptcy Code 00-27807-BKC-PGH. PNV elected to seek court protection in order to facilitate the sale of its assets.

In announcing today's Chapter 11 filing, PNV management emphasized that the filing has been organized to permit normal operations of its communications, entertainment and Internet services to the trucking industry until a decision can be reached about the sale of the company. Several entities are currently considering acquiring PNV's assets.

"We initiated the Chapter 11 filing to give us time to evaluate the possibility of an orderly sale of the business and its assets. In addition, the filing will ensure that PNV has the opportunity to maximize the value of its business for the benefit of its stakeholders," said Bob May, president and Chief Executive Officer.

SAFE HARBOR STATEMENT

Statements   in  this  press   release  that  are  not   historical   facts  are
forward-looking statements that involve risks and uncertainties. For such statements, PNV claims the protection of the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995. The potential risks and uncertainties associated with these forward-looking statements could cause actual results to differ materially from those presented herein, and the reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ from those contained in the forward-looking statements include, among others, the risk factors discussed in PNV's Form 10K and our periodic reports filed with the Securities and Exchange Commission.

ABOUT PNV INC.

PNV (www.pnv.com), based in Coral Springs, FL, is a full-service Cisco Powered Network certified communications and information provider to the long haul trucking industry -- a $500 billion market. PNV provides bundled communications, cable TV and Internet services to professional truck drivers, operators, and fleets through the company's private, integrated facilities-based network deployed at nearly 300 truck stops in 43 states. PNV also provides cable TV and Internet services to the participants in the trucking community including families of professional drivers, trucking industry suppliers and manufacturers.


Contact:
Lisa Miller
Burson-Marsteller
305.347.4376